UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

__________________________________________

)

In re:

)

Chapter 11

)

INLAND FIBER GROUP, LLC, and

)

Bankr. Case No.: 06-10884 (     )

FIBER FINANCE CORP.,

)

Bankr. Case No.: 06-10885 (     )

)

Debtors.

)

__________________________________________)

JOINT PLAN OF REORGANIZATION

OF DEBTORS INLAND FIBER GROUP, LLC, AND FIBER FINANCE CORP.

Submitted by:

DECHERT LLP

Glenn E. Siegel

Scott M. Zimmerman

David C. McGrail

Davin J. Hall

30 Rockefeller Center

New York, New York  10112

-and-

ASHBY & GEDDES, P.A.

William P. Bowden (I.D. #2553)

Don A. Beskrone (I.D. #4380)

Ricardo Palacio (I.D. #3765)

Amanda M. Winfree (I.D. #4615)

222 Delaware Avenue

Wilmington, Delaware  19899

Proposed Co-Counsel for the Debtors

and Debtors-in-Possession

Dated:  August 18, 2006

Inland Fiber Group, LLC, and Fiber Finance Corp., the above-captioned debtors and debtors-in-possession, propose the following joint plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code.

ARTICLE I

DEFINITIONS

The following terms used in the Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires.  Any terms defined in the Disclosure Statement and not otherwise defined herein shall have the meanings set forth in the Disclosure Statement when used herein.  Any term used in the Plan, whether or not capitalized, that is not defined in the Plan or in the Disclosure Statement, but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules.

1.1.

Action:  The action entitled U.S. Bank National Association v. U.S. Timberlands Klamath Falls, L.L.C., et al., currently pending in the Chancery Court, Civil Action No. 112-N.

1.2.

Actions:  The Action and Related Action.

1.3.

Additional Funding:  The amount of Cash to be contributed by AFR to IFG on the Effective Date pursuant to the AFR Contribution Agreement, which shall be equal to the Settlement Amount, less the Sale Proceeds, less $8,300,000 to be provided by AIG and Gulf pursuant to the Global Claims Release and Insurer Settlement Agreement, in each instance on the terms and conditions set forth in Section 6.2 hereof.

1.4.

Administrative Claims:  The collective reference to all Claims for costs and expenses of administration of these Cases with priority under Bankruptcy Code § 507(a)(2), costs and expenses allowed under Bankruptcy Code § 503(b), the actual and necessary costs and expenses of preserving the respective Estates of the Debtors and operating the Debtors’ business, any indebtedness or obligations incurred or assumed by either of the Debtors pursuant to Bankruptcy Code § 364 or otherwise, professional fees and expenses of the Debtors and any Committee, in each case to the extent allowed by an order of the Bankruptcy Court under Bankruptcy Code § 330(a) or § 331, and any fees or charges assessed against the respective Estates under 28 U.S.C. § 1930.

1.5.

Affiliate:  This term shall have the meaning assigned to it in Bankruptcy Code § 101(2); provided, however, that where the context so requires, the term “debtor” in such section shall mean that entity to which the defined term “Affiliate” refers.

1.6.

AIG:  AIG Domestic Claims, Inc., on behalf of American International Specialty Lines Insurance Company.

1.7.

AFR:  American Forest Resources, LLC, a Delaware limited liability company and the owner of 100% of the membership interests in Holdings.

1.8.

AFR Contribution Agreement:  That certain contribution agreement among the Debtors and AFR, dated 18, 2006, a copy of which is attached hereto as Exhibit 3 and is incorporated herein by reference.

1.9.

Allowance Date:  With reference to a particular Claim, the date on which such Claim becomes an Allowed Claim; provided, however, that, if a Claim becomes an Allowed Claim pursuant to an order of the Bankruptcy Court, the Allowance Date shall be the date on which such order becomes a Final Order, and if a Claim becomes an Allowed Claim pursuant to the Plan, the Allowance Date shall be deemed the Effective Date.

1.10.

Allowed:  Such word shall mean, with reference to a Claim:  (a) any Claim against a Debtor that has been listed by such Debtor in the Schedules, as liquidated in an amount greater than zero dollars and not disputed or contingent and for which no contrary Proof of Claim has been filed and as to which no timely objection has been interposed; (b) any Claim as to which a Proof of Claim has been timely filed and (i) no objection to the allowance thereof has been timely interposed on or before the Claims Objection Deadline and (ii) such Claim has not been withdrawn, paid in full (pursuant to a prior order of the Bankruptcy Court or otherwise), or otherwise deemed satisfied in full; (c) any Claim as to which any objection thereto has been determined by a Final Order in favor of the respective Claim Holder, or any such objection has been settled, waived through payment, or withdrawn; (d) any Claim that has otherwise been allowed by a Final Order; (e) any Claim as to which, upon the lifting of the automatic stay pursuant to Bankruptcy Code § 362, the liability of a Debtor, allowance, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; (f) any Administrative Claim for goods or non-professional services provided to the Debtors during these Cases in the ordinary course of the Debtors’ business that has not been withdrawn, paid in full (pursuant to a prior order of the Bankruptcy Court or otherwise in the ordinary course of the Debtors’ business), or otherwise deemed satisfied in full in the ordinary course of the Debtors’ business; or (g) any Claim that is expressly deemed an Allowed Claim under the Plan.  Unless otherwise ordered by the Bankruptcy Court prior to Confirmation, or as specifically provided to the contrary in this Plan with respect to any particular Claim, an “Allowed” Claim shall not include (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty, or forfeiture.

1.11.

Allowed . . . Claims:  All Allowed Claims in the particular Class or of the specific type or nature described.

1.12.

Asset Purchase Agreement:  That certain asset purchase agreement, by and between IFG, as seller, and Richard L. Wendt, as purchaser, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

1.13.

Asset Sale:  The sale of all of IFG’s Assets to the Purchaser pursuant to the Asset Purchase Agreement or such other sale of all of IFG’s Assets as is approved by the Bankruptcy Court.

1.14.

Assets:  All of the right, title, and interest of either of the Debtors in and to any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the respective Estates within the purview of Bankruptcy Code § 541, including any and all claims, Causes of Action, and/or rights of the respective Debtors under federal and/or state law.

1.15.

Avoidance Claims:  All of the Debtors’ and the Estates’ Causes of Action against Persons arising under any of Bankruptcy Code § 547, 548, 549, or 550, or under similar or related state or federal statutes and common law, including all preference, fraudulent conveyance, fraudulent transfer, and/or other similar avoidance claims, rights, and Causes of Action, whether or not litigation has been commenced as of the Effective Date to prosecute such Avoidance Claims.

1.16.

Ballot:  The form distributed to each Holder (as determined as of the Voting Record Date) of an impaired Claim in Classes 3A or 3B, on which is to be indicated either an acceptance or rejection of the Plan.

1.17.

Bankruptcy Code:  Title 11 of the United States Code, as amended from time to time, and made applicable to these Cases.

1.18.

Bankruptcy Court:  The United States Bankruptcy Court for the District of Delaware or any other court of competent jurisdiction exercising jurisdiction over these Cases.

1.19.

Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, promulgated under Section 2075, Title 28, United States Code, as amended from time to time, and made applicable to these Cases.

1.20.

Business Day:  A day other than a Saturday, Sunday, “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in Wilmington, Delaware are authorized or required by law to close.

1.21.

(These) Cases:  The cases of the Debtors commenced by voluntary petitions under Chapter 11 of the Bankruptcy Code, filed on the Petition Date, in the Bankruptcy Court.

1.22.

Cash:  Legal tender of the United States of America and equivalents thereof.

1.23.

Cause of Action:  Any and all actions, proceedings, causes of action, claims, suits, accounts, controversies, rights to legal or equitable remedies, and rights to payment, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or unasserted, in law, equity or otherwise.

1.24.

Chancery Court:  The Court of Chancery of the State of Delaware in and for New Castle County.

1.25.

Chapter 11:  Chapter 11 of the Bankruptcy Code.

1.26.

Claim:  Any right to payment from either of the Debtors arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, if such breach gives rise to a right to payment from either of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

1.27.

Claims Objection Deadline:  With respect to any Claim, the date on or before the later of (i) the 60th day following the Effective Date, (ii) the 60th day after the date a Proof of Claim or request for payment, as applicable, is filed, or (iii) such later date as may be established from time to time by entry of an order, prior to the expiration of the dates set forth in clauses (i) and (ii) hereof, by the Bankruptcy Court establishing the last date for filing objections to Claims.

1.28.

Class:  A category, designated herein, of Claims or Interests that are substantially similar to the other Claims or Interests in such category as specified in Article II hereof.

1.29.

Committee:  Any official committee of unsecured creditors appointed in these Cases pursuant to 11 U.S.C. § 1102.

1.30.

Confirmation:  The entry on the docket of the Bankruptcy Court of the Confirmation Order.

1.31.

Confirmation Date:  The date upon which Confirmation occurs.

1.32.

Confirmation Order:  The order of the Bankruptcy Court confirming the Plan.

1.33.

Creditor:  Any Holder of an Claim against either of the Debtors that arose (or is based on an obligation incurred) on or before the Petition Date, including any Allowed Claim against either of the respective Estates of a kind specified in Bankruptcy Code § 502(g), (h), or (i).

1.34.

Debtor:  Either of the Debtors.

1.35.

Debtor Parties:  Collectively, the Debtors, the Reorganized Debtors, the Estates, and any Person seeking to exercise the rights of the Estates, including any successor to the Debtors or any Estate representative appointed or selected pursuant to Bankruptcy Code § 1123(b) or otherwise (including any Chapter 11 or Chapter 7 trustee appointed in these cases), on their own behalf and on behalf of all the Debtors’ respective Interest Holders and Creditors derivatively.

1.36.

Debtors:  IFG and FFC.

1.37.

Defendant Related Finance Parties:  Collectively, MBIA, MBIA Inc., BNY Midwest Trust Company in its capacity as trustee under the Yakima Indenture, Autobahn Funding Company LLC and DZ Bank and their affiliates, subsidiaries, and parents and any of their respective present or former shareholders, partners, members, managers, directors, officers, employees, agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, and representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns.

1.38.

Defendant Related Parties:  Collectively, (i) the Defendants’ D&O insurers and reinsurers, affiliates, subsidiaries, parents, present or former shareholders, partners, members, managers, directors, officers, employees, agents, appraisers, advisors, financial advisors, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, and representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns, (ii) the IFG Related Parties, and (iii) the Outside Director Related Parties; provided, however, that no Defendant Related Finance Party shall be a Defendant Related Party.

1.39.

Defendant Released Parties:  Collectively, the Defendants, the Defendant Related Finance Parties, and the Defendant Related Parties.

1.40.

Defendants:  Collectively, the Debtors, AFR, Cascades Resource Holdings Group, LLC, Timber Resources Services, LLC, John M. Rudey, Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright, and William A. Wyman, in their capacity as defendants in the Action.

1.41.

Delay Interest:  In the event that the Effective Date has not occurred by November 30, 2006, except as a direct result of any Noteholder Act, the amount of interest that would accrue on $155,250,000, calculated at an annualized rate of 9 5/8% per year, from (i) June 15, 2006 through the Petition Date, plus (ii) from November 15, 2006 through the Effective Date.

1.42.

Disclosure Statement:  The disclosure statement and all supplements and exhibits thereto that relate to the Plan and are approved by the Bankruptcy Court pursuant to Bankruptcy Code § 1125.

1.43.

Disputed Claim:  A Claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn and has not been overruled or denied by a Final Order.  Prior to the Claims Objection Deadline, for the purpose of the Debtors’ obligation under Section 6.13(a) of the Plan to establish the Disputed Claims Reserve and for all other purposes under the Plan, a Claim shall be considered a Disputed Claim to the extent of the applicable dispute if:  (i) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in their Schedules; (ii) any corresponding Claim scheduled by the Debtors in their Schedules has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the Debtors in their Schedules.

1.44.

Disputed Claims Reserve:  This term shall have the meaning set forth in Section 6.13(a) hereof.

1.45.

Disputed Class . . . Claim:  Any Disputed Claim in the particular Class described.

1.46.

Dissolved Entities:  Those of the Debtors, if any, that the Debtor(s) decide to dissolve in the manner set forth in Section 6.5 of the Plan.

1.47.

Distribution Date:  The Effective Date (or as soon thereafter as is practicable).

1.48.

DZ Bank:  DZ Bank AG Deutsche Zentral – Genossenschaftsbank, Frankfurt am Main, in its capacity as administrative agent to Autobahn Funding Company LLC under the Yakima Indenture.

1.49.

Effective Date:  The Business Day on which the Plan becomes effective as provided in Article VIII hereof.

1.50.

Escrow Agent:  This term shall have the meaning set forth in Section 6.4 hereof.

1.51.

Estate(s):  Individually, the estate of each Debtor in these Cases, and, together, the estates of both Debtors in these Cases, created pursuant to Bankruptcy Code § 541.

1.52.

Executory Contract:  Any executory contract or unexpired lease, subject to Bankruptcy Code § 365, between either of the Debtors and any other Person or Persons.

1.53.

FFC:  Debtor Fiber Finance Corp., a Delaware corporation and wholly-owned subsidiary of IFG, which does not have any operations or significant assets.

1.54.

FFC Common Stock:  The 1,000 authorized shares of common stock, all of which have been issued and are outstanding, and any options, warrants, or rights, contractual or otherwise, to acquire any shares of such common stock.

1.55.

Final Order:  An order or judgment entered by the Bankruptcy Court or other applicable court that has not been reversed or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Bankruptcy Code § 502(j), Rule 59, or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules may be but has not then been filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

1.56.

General Unsecured Claims:  Unless otherwise specified in this Plan, all Claims (including any Rejection Claims, any Claims as provided for in, and determined in accordance with, Bankruptcy Code § 506(a), and any undersecured or unsecured portions of Secured Claims, to the extent the Holder thereof has not timely elected application of Bankruptcy Code § 1111(b)(2) with respect to such Claim) against either of the Debtors, provided that, in each case, such Claims are (A) not (i) Secured Claims (as provided for, and determined in accordance with, Bankruptcy Code § 506(a)); (ii) Administrative Claims; (iii) Priority Claims; (iv) Tax Claims; (v) Notes Claims; or (vi) Intercompany Claims; and (B) not otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court.

1.57.

Global Claims Release and Insurer Settlement Agreement:  That certain agreement among the Debtors, certain of the other Defendants, AIG, and Gulf, dated 18, 2006, a copy of which is attached hereto as Exhibit 2 and is incorporated herein by reference.

1.58.

Gulf:  The Travelers Indemnity Company, as successor in interest by merger to Gulf Insurance Company.

1.59.

Holder:  The beneficial owner of any Claim or Interest.

1.60.

Holdings:  IFG Holdings, LLC, a Delaware limited liability company, which owns approximately 99% of the membership interests and 100% of the voting rights in IFG.

1.61.

IFG:  Debtor Inland Fiber Group, LLC, a Delaware limited liability company.

1.62.

IFG Membership Interests:  All membership interests in IFG, and any options, warrants, or rights, contractual or otherwise, to acquire any such interests.

1.63.

IFG Related Parties:  John M. Rudey and his immediate family and affiliated persons and entities (other than any Defendants) and their agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, or representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns; provided, however, that no Defendant Related Finance Party shall be an IFG Related Party.

1.64.

Indenture:  The indenture, dated as of November 19, 1997, as the same may have been amended from time to time, among the Debtors, as issuers, and the Indenture Trustee, as indenture trustee, with respect to the Notes.

1.65.

Indenture Trustee:  U.S. Bank National Association, successor to State Street Bank & Trust Company, as trustee under the Indenture, and its successors and assigns thereunder.

1.66.

Indenture Trustee Charges:  Any fees, expenses, or other charges payable under the Indenture, including, but not limited to, (i) fees and expenses payable to the Indenture Trustee, (ii) fees and expenses incurred by the Indenture Trustee, and (iii) any advances of Noteholders to fund the Action.

1.67.

Insured Claim:  Any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy applicable to the Debtors or their business.

1.68.

Intercompany Claim:  Any claim, debt, or other obligation held by any Debtor, Affiliate, or subsidiary thereof against either Debtor.

1.69.

Interest:  An ownership interest in either of the Debtors as evidenced by an equity security (as such term is defined in Bankruptcy Code § 101(16)) of any Debtor.

1.70.

Lien:  Any lien, security interest, or other charge or encumbrance of any kind (including on any personal property or real property), or any other type of preferential arrangement, easement, right of way, or other encumbrance on title to real property.

1.71.

MBIA:  MBIA Insurance Corporation.

1.72.

MBIA Debt:  The Secured Obligations, as defined in the Yakima Indenture, which include a principal amount estimated to be approximately $113.4 million as of the Petition Date.

1.73.

Net Settlement Amount:  The amount of Cash available for distribution to Holders of Class 3B Claims pursuant to Section 6.10(a) of the Plan.

1.74.

Noteholder:  Any holder of the Notes.

1.75.

Noteholder Act:  Any act taken, or any failure to act, by the Indenture Trustee or one or more of the Noteholders, which act or failure to act causes a delay in the Effective Date of the Plan beyond November 30, 2006.  Without limiting the foregoing, each of the following shall give rise to, cause, and constitute a “Noteholder Act”: (a) any violation of the Settlement Agreement by the Indenture Trustee or the Support and Lock-Up Agreement by the Indenture Trustee or any Noteholders; (b) any objection to the Disclosure Statement, the Plan, or any other Plan Document or to any effort to obtain acceptance of, or to confirm or implement, the Disclosure Statement, the Plan, or any other Plan Document (unless such objection is based on a good faith argument that there is an inconsistency between (i) the Support and Lock-Up Agreement and/or the Settlement Agreement and (ii) any Plan Document); (c) any vote for, consent to, or participation in the formulation of any plan other than the Plan or the filing of any involuntary bankruptcy or insolvency case or proceeding involving the Debtors or any Affiliates thereof, or initiation or participation in any similar proceedings for the benefit of creditors, including any proceeding for the dismissal of the Bankruptcy Cases or for their conversion to Chapter 7, the appointment of a trustee, receiver, conservator, examiner, or liquidator of the Debtors or any portion of their assets; (d) any solicitation or engagement in any inquiries, discussions, offers or proposals, or execution of any agreements relating to any disposition of the equity or Assets of the Debtors or their Affiliates or any plan of reorganization or liquidation, or any other recapitalization or investment transaction for the Debtors or their Affiliates other than the Support and Lock-Up Agreement, the Settlement Agreement, the Plan or any amendment thereto, and any documents in support thereof; (e) any support or encouragement in any fashion of any person or entity to vote against the Plan or to take any other action prohibited under, or inconsistent with the intent or purpose of, the Support and Lock-Up Agreement or the Settlement Agreement; or (f) any other action taken directly or indirectly for the purpose of, or that results in, delaying, preventing, frustrating, or impeding acceptance, confirmation, or implementation of the Disclosure Statement, the Plan, or any other Plan Document.  Notwithstanding the foregoing or anything in the Plan to the contrary, the Indenture Trustee and the Noteholders shall be free to discuss among themselves any matter related to the Issuers and AFR, or their Affiliates, the Cases, or otherwise.  The Debtors’ failure to obtain the Additional Funding or consummate the Asset Sale, rendering them unable to make distributions to the Holders of Allowed Claims in Class 3B pursuant to Section 5.3 hereof shall not constitute a Noteholder Act.

1.76.

Noteholder Reimbursement Amount:  An amount equal to $948,000 in the aggregate that AFR shall pay to Golden Tree Asset Management, LP, Turnberry Capital Management, L.P., and QVT Financial LP on the Effective Date under the terms and conditions of the Support and Lock-Up Agreement and the AFR Contribution Agreement, to reimburse them for their fees and expenses incurred in connection with the Action, subject to their submission to the Debtors and the Indenture Trustee of the detailed written invoice(s) with respect to such fees and expenses.

1.77.

Notes:  The $225,000,000 aggregate principal amount of 9 5/8% notes due 2007, issued by the Debtors pursuant to the Indenture, with the Indenture Trustee, as indenture trustee, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.

1.78.

Notes Claims:  Collectively, all Claims represented by, related to, arising under, or in connection with the Notes, including the sale, ownership, or distribution thereof (including with respect to any guarantees provided by FFC pursuant to the Indenture).

1.79.

Outside Director Related Parties:  Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright, and William A. Wyman and their agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, or representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns; provided, however, that no Defendant Related Finance Party shall be an Outside Director Related Party.

1.80.

Person:  An individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof, or any other entity.

1.81.

Petition Date:  August 18, 2006, the date upon which the petitions for relief under Chapter 11 with respect to the Debtors commencing these Cases were filed.

1.82.

Plan:  This Joint Plan of Reorganization, and all supplements and exhibits hereto, as the same may be amended or modified by the Debtors from time to time pursuant to, and in accordance with, the terms hereof, the Bankruptcy Code, and the Bankruptcy Rules.

1.83.

Plan Documents:  The documents and forms of documents specified or referenced in, and/or to be executed by either of the Debtors and/or any of the Reorganized Debtors pursuant to the terms hereof (including the Asset Purchase Agreement, the Global Claims Release and Insurer Settlement Agreement, the AFR Contribution Agreement, and the Settlement Agreement), as all such documents and forms of documents may be amended and/or supplemented from time to time in accordance with the Plan.

1.84.

Priority Claims:  All Claims that are entitled to priority pursuant to Bankruptcy Code § 507(a) or (b) that are not Administrative Claims or Tax Claims.

1.85.

Preferred LLC Interest:  IFG’s redeemable preferred equity interest in AFR.

1.86.

Professional(s):  Any professional(s) employed in these Cases pursuant to Bankruptcy Code §§ 327, 328, or 1103 or otherwise, and any professional(s) seeking compensation or reimbursement of expenses in connection with these Cases pursuant to Bankruptcy Code §§ 330, 331, and/or 503(b)(4).

1.87.

Professional Fees:  All fees due and owing to any Professional for compensation or reimbursement of costs and expenses relating to services incurred on and after the Petition Date and prior to the Effective Date.

1.88.

Proof of Claim:  Any written statement filed in these Cases by a Creditor in which such Creditor sets forth the amount owed and sufficient detail to identify the basis for a Claim.

1.89.

Purchaser:  Richard L. Wendt, individually.

1.90.

Reinstated or Reinstatement:  Either (i) leaving unaltered the legal, equitable, and contractual right to which a Claim entitles the Holder of such Claim so as to leave such Claim unimpaired in accordance with Bankruptcy Code § 1124 or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code § 365(b)(2) or of a kind that Bankruptcy Code § 365(b)(2) expressly does not require to be cured; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (d) if such Claim arises from any failure to perform a nonmonetary obligation, other than a default arising from a failure to operate a nonresidential real property lease subject to Bankruptcy Code § 365(b)(1)(A), compensating the Holder of such Claim (other than either of the Debtors or an insider) for actual pecuniary loss incurred by such Holder as a result of such failure; and (e) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim; provided,  however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish the Reinstatement.

1.91.

Rejection Claims:  All Claims arising as a result of either of the Debtors’ rejection of an Executory Contract pursuant to Bankruptcy Code §§ 365 and 1123, subject to the limitations provided in Bankruptcy Code § 502(b) or otherwise.

1.92.

Related Action:  The action entitled U.S. Timberlands Klamath Falls, LLC, et al. vs. U.S. Bank National Association, currently pending in the Chancery Court, Civil Action No. 902-N.

1.93.

Released Indenture Trustee Parties:  Collectively, the Indenture Trustee, individually and in its representative capacity, and its affiliates, subsidiaries, or parents, present or former shareholders, partners, members, managers, directors, officers, employees, agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, or representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns; provided, however, that no Defendant Related Finance Party shall be a Released Indenture Trustee Party.

1.94.

Released Noteholder Parties:  Collectively, the Noteholders and their respective affiliates, subsidiaries, or parents, present or former shareholders, partners, members, managers, directors, officers, employees, agents, appraisers, advisors, financial advisors, insurers or reinsurers, attorneys, administrators, executors, controlling persons, liquidators, subrogees, accountants, lenders and credit enhancers, or representatives, and all of their respective heirs, representatives, predecessors, successors, and assigns; provided, however, that no Defendant Related Finance Party shall be a Released Noteholder Party.

1.95.

Reorganized Debtors:  Together, Reorganized IFG and Reorganized FFC.

1.96.

Reorganized FFC:  FFC, as reorganized on and after the Effective Date.

1.97.

Reorganized IFG:  IFG, as reorganized on and after the Effective Date.

1.98.

Sale Proceeds:  An amount of Cash equal to $83,000,000, which represents the gross proceeds, as set forth in the Asset Purchase Agreement, or such greater amount received from the Asset Sale.

1.99.

Schedules:  The respective schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors in accordance with Bankruptcy Code § 521, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or an order of the Bankruptcy Court.

1.100.

Secured Claims:  All Claims that are secured by a properly perfected and not otherwise avoidable lien on property in which an Estate has an interest or that is subject to setoff under Bankruptcy Code § 553, to the extent of the value of the Claim Holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code § 506(a) and, if applicable, § 1129(b); provided, however, that if the Holder of a Secured Claim is entitled to and does timely elect application of Bankruptcy Code § 1111(b)(2), then such Holder’s Claim shall be a Secured Claim to the extent such Claim is Allowed.

1.101.

Settlement Agreement:  That certain settlement agreement, dated August 18, 2006, among the Indenture Trustee and the Defendants, pursuant to which the Indenture Trustee has agreed, among other things, to support this Plan, an executed copy of which is attached hereto as Exhibit 4 and is incorporated herein by reference.

1.102.

Settlement Amount:  An amount of Cash equal to $155,250,000 less (a) an amount equal to the Noteholder Reimbursement Amount paid by AFR and (b) if a positive number, an amount equal to (i) the aggregate amount of all fees and expenses incurred by any Committee appointed in these Cases less (ii) $100,000, plus any Delay Interest (solely to the extent such Delay Interest is due and payable, including pursuant to Section 5.3(c) of the Plan).

1.103.

Support and Lock-Up Agreement:  That certain support and lock-up agreement, entered into as of August 18, 2006, among the Indenture Trustee, the Debtors, AFR, John M. Rudey, and certain Noteholders, by which those Noteholders have agreed, among other things, to vote in favor and support confirmation of this Plan.

1.104.

Tax Claims:  All Claims that are entitled to priority under Bankruptcy Code § 507(a)(8).

1.105.

TRS:  Timber Resource Services, LLC, a Delaware limited liability company which owns approximately 1% of the membership interests in IFG and manages IFG’s Assets.

1.106.

Voting Deadline:  The deadline established by the Bankruptcy Court as the last date to timely submit a Ballot for voting to accept or reject the Plan.

1.107.

Voting Record Date:  The record date for voting on the Plan, which shall be __, 2006 (Eastern Time)

1.108.

Yakima Indenture:  The U.S. Timberlands Yakima Indenture, dated as of September 14, 2001, among AFR, as issuer, BNY Midwest Trust Company, as trustee, and MBIA, as amended, supplemented, and restated from time to time.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

2.1.

In accordance with Bankruptcy Code § 1123(a)(1), Administrative Claims and Tax Claims have not been classified and are excluded from the following Classes (Article III describes the treatment of Administrative Claims and Tax Claims).  For the purposes of the Plan, Holders of Claims against, or Interests in, the Debtors are grouped as follows in accordance with Bankruptcy Code § 1122(a):

2.2.

Class 1 -- Priority Claims.  Class 1 consists of all Allowed Priority Claims against IFG or FFC.  Allowed Class 1 Claims shall be treated in the manner set forth in Section 4.2 hereof.

2.3.

Class 2 -- Secured Claims.  Class 2 consists of all Allowed Secured Claims against IFG or FFC.  Allowed Class 2 Claims shall be treated in the manner set forth in Section 4.3 hereof.

2.4.

Class 3 -- Unsecured Claims.

(a)

Class 3A -- General Unsecured Claims.  Class 3A consists of all Allowed General Unsecured Claims against IFG or FFC that are not otherwise classified pursuant to this Article II.  Allowed Class 3A Claims shall be treated in the manner set forth in Section 5.2 hereof.

(b)

Class 3B -- Allowed Notes Claims.  Class 3B consists of all Allowed Notes Claims.  Allowed Class 3B Claims shall be treated in the manner set forth in Section 5.3 hereof.

2.5.

Class 4 -- Intercompany Claims.  Class 4 consists of all Allowed Intercompany Claims.  Class 4 Claims shall be Allowed in the amounts as reflected on the Debtors’ books and records and shall be treated in the manner set forth in Section 5.4 hereof.

2.6.

Class 5 -- Existing Equity Interests in the Debtors.  Class 5 consists of all Allowed Interests in IFG or FFC, including all Interests arising under or in connection with the IFG Membership Interests or the FFC Common Stock.  Allowed Class 5 Interests shall be treated in the manner set forth in Section 4.4 hereof.

ARTICLE III

TREATMENT OF ADMINISTRATIVE CLAIMS AND TAX CLAIMS

3.1.

Administrative Claims.  Each Holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, Cash equal to the amount of such Allowed Claim on the later of (i) the Distribution Date and (ii) the date that is 10 days after the Allowance Date, unless such Holder has agreed to a different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business and assumed by the Debtors shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements related thereto.

3.2.

Tax Claims.  Each Holder of an Allowed Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, at the election of the applicable Debtor, in its sole discretion, either (i) Cash equal to the amount of such Allowed Claim on the later of (1) the Distribution Date and (2) the date that is 10 days after the Allowance Date, unless such Holder has agreed to a different treatment of such Allowed Claim, or (ii) in accordance with Bankruptcy Code § 1129(a)(9)(C), deferred Cash payments (1) of a value, as of the Effective Date, equal to the amount of such Allowed Tax Claim, (2) over a period not exceeding five years after the Petition Date, and (3) in a manner not less favorable than the treatment of Allowed Class 3A and 3B Claims, unless such Holder has agreed to a different treatment of such Allowed Claim.

ARTICLE IV

TREATMENT OF CLASSES THAT ARE NOT IMPAIRED UNDER THE PLAN

4.1.

Unimpaired Classes.  Classes 1, 2, and 5 are unimpaired.  Therefore, pursuant to Bankruptcy Code § 1126(f), the Holders of Allowed Claims or Interests in such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote thereon.

4.2.

Class 1 -- Priority Claims.  If not paid in full pursuant to a Final Order of the Bankruptcy Court prior to the Confirmation Date, each Holder of an Allowed Class 1 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Claim, Cash equal to the amount of such Allowed Claim on the latest of (i) the Distribution Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

4.3.

Class 2 -- Secured Claims.  In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Class 2 Claim, at the election of the applicable Debtor, such Debtor shall either:  (a) pay the amount of such Allowed Class 2 Claim against it in full, in Cash, on the later of the Effective Date or the Allowance Date of such Claim; (b) return the underlying collateral to the Holder of such Allowed Class 2 Claim; (c) Reinstate such Allowed Class 2 Claim in accordance with the provisions of Bankruptcy Code § 1124(2); (d) pay such Allowed Class 2 Claim in full in the ordinary course; or (e) treat such Allowed Class 2 Claim in a manner otherwise agreed to by the Holder thereof.

4.4.

Class 5 -- Existing Interests in the Debtors.  Subject to the provisions of Section 6.4 of the Plan with respect to any Dissolved Entities, the Debtors’ existing corporate structure and ownership shall be maintained, unaffected by the Plan.  Thus, ownership of the IFG Membership Interests and the FFC Common Stock as of the Petition Date shall each be unaffected by the Plan, as the entities holding the Interests in the Debtors shall continue to hold such Interests in the applicable Reorganized Debtors following the Effective Date.

4.5.

Special Provision Regarding Unimpaired Claims.  Except as may otherwise be provided in the Plan (including Section 6.16(a) of the Plan), the Confirmation Order, any other order of the Bankruptcy Court, or any Plan Document, nothing shall affect the Debtors’ or the Reorganized Debtors’ (as applicable) rights and defenses, both legal and equitable, with respect to any Claim that is not impaired under this Plan, including, but not limited to, all rights with respect to legal and equitable defenses to, and/or setoffs or recoupments against, such Claim.

ARTICLE V

TREATMENT OF CLASSES THAT ARE IMPAIRED
AND/OR NOT ENTITLED TO VOTE UNDER THE PLAN

5.1.

Impaired Classes.  Classes 3A, 3B, and 4 are impaired.  Holders of Allowed Claims in Class 3A and 3B are impaired and are entitled to vote to accept or reject the Plan.  Holders of Allowed Intercompany Claims in Class 4 shall receive no distribution under the Plan other than as may be set forth in Section 5.4 hereof; therefore, the Holders of Claims in that Class are deemed to have rejected the Plan and, pursuant to Bankruptcy Code § 1126(g), are not entitled to vote to accept or reject the Plan.

5.2.

Class 3A – Allowed General Unsecured Claims.  Holders of Allowed Claims in Class 3A are impaired and are entitled to vote to accept or reject the Plan.  Each Holder of an Allowed Class 3A Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, in each case as against the Debtor Parties, such Claim, Cash equal to 68.57% of the amount of such Allowed Claim.  The percentage recovery available to Holders of Allowed Class 3A Claims is equal to the Debtors’ best estimate of the percentage recovery available to Holders of Allowed Class 3B Claims on account of the principal amount of the Notes.

5.3.

Class 3B -- Allowed Notes Claims.

(a)

Holders of Allowed Claims in Class 3B are impaired and are entitled to vote to accept or reject the Plan.  Consistent with Bankruptcy Rule 3003(c), the Notes Claims are deemed Allowed in the amount of $225,000,000, plus any interest and fees accrued prior to the Petition Date.  Accordingly, except for a proof of claim filed by the Indenture Trustee in respect of the Allowed Notes Claims, any proof of claim filed or Claim arising under or related to the Notes that is limited exclusively to the repayment of principal, interest, and/or other applicable fees in respect of such Notes shall be disallowed as duplicative of the Allowed Notes Claims, without any further action or order of the Bankruptcy Court, the Debtors, or the Reorganized Debtors.

(b)

On the Effective Date, each Holder of an Allowed Class 3B Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, in each case as against the Debtor Parties, such Claim, such Holder’s pro rata share of an amount equal to the Net Settlement Amount distributable under Section 6.10(a) of the Plan.  The estimated percentage recovery available to Holders of Allowed Class 3B Claims on account of the principal amount of the Notes is equal to the percentage recovery available to Holders of Allowed Class 3A Claims.

(c)

Notwithstanding anything contained herein to the contrary, Delay Interest shall be waived if the Plan conforms with the terms and conditions of the Settlement Agreement and the Support and Lock-Up Agreement in all material respects, and the Effective Date has occurred on or before November 30, 2006.

(d)

The distribution of Cash provided for under this Section 5.3 on account of the Allowed Notes Claims shall be made to the Indenture Trustee for further distribution to the Holders of Allowed Notes Claims.  As soon as practicable after the Effective Date, the Indenture Trustee shall distribute such Cash as provided in Section 6.10(a) of the Plan.

5.4.

Class 4 -- Intercompany Claims.  All Intercompany Claims shall be reviewed by the Debtors and adjusted, continued, or discharged, as the Debtors determine is appropriate (by, among other things, releasing such claims, contributing them to capital, issuing a dividend, or leaving them unimpaired), taking into account, among other things, the distribution of consideration under the Plan and the economic condition of the Reorganized Debtors, among other things.  The Holders of Intercompany Claims shall not be entitled to participate in any of the distributions on account of Claims under Sections 5.2 or 5.3 hereof and shall only be entitled to the treatment provided in this Section 5.4.

5.5.

Special Provision Regarding Impaired Claims.  Except as may otherwise be provided in the Plan (including Section 6.16(a) of the Plan), the Confirmation Order, any other order of the Bankruptcy Court, or any Plan Document, nothing shall affect the Debtors’ or the Reorganized Debtors’ (as applicable) rights and defenses, both legal and equitable, with respect to any Class 3A Claims that are impaired under this Plan, including, but not limited to, all rights with respect to legal and equitable defenses to, and/or setoffs or recoupments against, such Claims.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1.

Asset Sale.

(a)

This Plan is premised on the consummation of the transactions contemplated to occur under the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 1 and is incorporated by reference.

(b)

Pursuant to the procedures set forth in the Asset Purchase Agreement, or such other procedures as may be approved or ordered by the Bankruptcy Court that are not inconsistent in any material respect with the Asset Purchase Agreement or this Plan, IFG and the Purchaser shall consummate the Asset Sale on the Effective Date.

(c)

Pursuant to the Asset Purchase Agreement and the Plan, on the Effective Date, except to the extent provided in the Asset Purchase Agreement, in exchange for the consideration to be provided by the Purchaser under the Asset Purchase Agreement, the Purchaser shall acquire all of IFG’s Assets free and clear of any lien, mortgage, pledge, deed of trust, or security interest, other than liens for taxes due but not yet payable, with such encumbrances attaching to the Sale Proceeds, which then shall be distributed in accordance with the Plan.

(d)

Except as expressly provided in the Asset Purchase Agreement, Purchaser shall not assume any liabilities of IFG whatsoever, whether known or unknown, disclosed or undisclosed, accrued or hereafter arising, absolute or contingent, and IFG shall maintain responsibility for all such liabilities, subject to the provisions of the Bankruptcy Code.

(e)

If the consummation of the Asset Sale does not occur on or prior to the Effective Date, then the Confirmation Order shall be deemed vacated and of no further force or effect.

6.2.

Additional Funding.

(a)

This Plan is premised on the Debtors’ ability to obtain the Additional Funding.  The Additional Funding, which is contemplated to be $71,302,000 (or such other amount as is sufficient to allow the Debtors to satisfy their obligations under the Plan), is comprised of $63,002,000 (or such other amount as is sufficient to allow the Debtors to satisfy their obligations under the Plan) to be contributed by AFR to IFG on the Effective Date pursuant to the AFR Contribution Agreement and $8,300,000 to be provided by AIG and Gulf pursuant to the Global Claims Release and Insurer Settlement Agreement.  The $63,002,000 (or such other amount as is sufficient to allow the Debtors to satisfy their obligations under the Plan) to be contributed by AFR will be funded by a contribution to be made by one or more of the IFG Related Parties to AFR.  The Additional Funding is contingent upon consummation of the Asset Sale and the AFR Asset Sale.

(b)

If the Debtors are unable to obtain the Additional Financing on the Effective Date, then the Confirmation Order shall be deemed vacated and of no further force or effect.

6.3.

Approval of Global Claims Release, Insurer Settlement Agreement, the AFR Contribution Agreement, and the Settlement Agreement.  On the Confirmation Date, the Global Claims Release and Insurer Settlement Agreement, the AFR Contribution Agreement, and the Settlement Agreement shall be approved and on the Effective Date the parties thereto shall be bound by the terms thereof and authorized and directed to perform thereunder, without the need for further Bankruptcy Court approval.  A copy of the Claims Release and Insurer Settlement Agreement is attached hereto as Exhibit 2 and is incorporated by reference.  A copy of the AFR Contribution Agreement is attached hereto as Exhibit 3 and is incorporated by reference.  A copy of the Settlement Agreement is attached hereto as Exhibit 4 and is incorporated by reference.

6.4.

Settlement of Actions.  Within three (3) business days of the Confirmation Date, the parties to the Action shall execute and deliver to C. Barr Flinn, Esq., Young Conaway Stargatt & Taylor, LLP (“Escrow Agent”), (a) a stipulation of dismissal with prejudice of the claims asserted in the Action to be filed in the Chancery Court, (b) a copy of the Plan and the Confirmation Order, and (c) a request by the Indenture Trustee, on behalf of the Noteholders, for the immediate dismissal of the Action without any further approval by the Chancery Court or, in the alternative, if the Chancery Court determines that such approval is required, for summary dismissal of the Action based on the Plan and the Confirmation Order and the releases contained herein and therein.  Also within (3) business days of the Confirmation Date, the parties to the Related Action shall execute and deliver to the Escrow Agent a stipulation of dismissal with prejudice of the claims and counterclaims asserted in the Related Action.  The Escrow Agent shall hold the documents delivered to the Escrow Agent pursuant to this paragraph in escrow pending the occurrence of the Effective Date, and upon occurrence of the Effective Date, the Escrow Agent shall file such documents with the Chancery Court.  Confirmation of the Plan shall constitute authority for the Indenture Trustee to execute any and all documents reasonably necessary to consummate the settlement and dismissal of the Actions.

6.5.

Dissolution.  As soon as practicable after the Effective Date, the Dissolved Entities, if any, shall be dissolved in accordance with the applicable law of such entity’s state of incorporation.  The respective Boards of Directors and officers of the Dissolved Entities, if any, shall take all such other actions as are necessary and appropriate to effectuate the dissolution of the Dissolved Entities, if any, including, but not limited to (i) the designation and authorization of an officer or officers to execute a certificate of dissolution and file such certificate with the appropriate state official, and to tender to the appropriate state entities all taxes and fees, including assessment fees, authorized and/or required by law to be collected thereby and (ii) such other actions as such officers and/or directors (as applicable) deem appropriate to effect such dissolutions.  On or after the Effective Date, but, in any event, as soon as is practicable under the provisions of applicable state law, pursuant to such dissolutions, any tangible assets of a Dissolved Entity shall be utilized to satisfy any remaining obligations of such Dissolved Entity, and any assets of any Dissolved Entity remaining thereafter shall be distributed and transferred to the Reorganized Debtors to be administered in accordance with the terms of this Plan.

6.6.

Boards of Directors and Management of the Reorganized Debtors.  Those director(s) so designated by the IFG Related Parties at or before the Confirmation Hearing shall serve on the Reorganized Debtors’ Boards of Directors as of the Effective Date.  No new directors shall be appointed with respect to any Dissolved Entity.  The Reorganized Debtors shall continue to be managed by the senior managers currently serving in such capacities.

6.7.

Execution and Delivery of Plan Documents.  The execution and delivery by the Debtor(s) or the Reorganized Debtor(s) party thereto (as applicable) of all Plan Documents (including the Asset Purchase Agreement, the Global Claims Release and Insurer Settlement Agreement, and the AFR Contribution Agreement) is hereby authorized without the need for any further corporate action or court order.  All such Plan Documents shall become effective and binding upon the parties thereto simultaneously in accordance with their respective terms and conditions as of the Effective Date.

6.8.

Corporate Action.  All actions or transactions contemplated by the Plan, the Plan Documents, and such other documents, including the dissolution of any Dissolved Entities, and all actions reasonably necessary and desirable to effectuate any of the foregoing, shall be authorized and approved in all respects (subject to the provisions of the Plan) hereby without the need for any further corporate action or court order.  All matters provided for in the Plan involving the corporate structure, assets, and/or operations of the Debtors, the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan or the Plan Documents shall be deemed to have occurred and shall be in effect, without any requirement of further action by the respective security holders, members, officers, or directors of the Debtors or the Reorganized Debtors.  After the Confirmation Date, the appropriate members of the Boards of Directors and/or members or officers of the Debtors and the Reorganized Debtors are authorized and directed to issue, execute, and deliver any agreements, documents, certificates, and instruments contemplated by the Plan and/or the Plan Documents in the name of and on behalf of the applicable Debtor(s) or Reorganized Debtor(s) (as applicable).

6.9.

Administration of the Plan.

(a)

After the Confirmation Date, each of the Debtors and the Reorganized Debtors is authorized, respectively, to perform those responsibilities, duties, and obligations set forth herein, including consummating the Asset Sale and obtaining the Additional Funding and making distributions as provided under the Plan, objecting to the allowance of any Claim, prosecuting any litigation pertaining thereto, and paying such Claims as may be later Allowed, including as contemplated by the dispute resolution procedures contained in Section 6.13 hereof.

(b)

The Reorganized Debtors may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as they may deem reasonably necessary to aid them in the performance of their responsibilities pursuant to the terms of the Plan.  It shall not be a requirement that any such parties retained by any of the Reorganized Debtors be a “disinterested person” (as such term is defined in Bankruptcy Code § 101(14)), and such retained parties may include Professionals or other Persons who had previously been active in these Cases on behalf of any Debtor, Creditor, Interest Holder, Committee, or other constituency herein.

(c)

The Reorganized Debtors shall be responsible for filing all federal, state, and local tax returns for the Debtors and for the Reorganized Debtors.

(d)

To the extent the manner of performance is not specified, the Debtors and the Reorganized Debtors will have the discretion to carry out and perform all other obligations or duties imposed on them by, or actions contemplated or authorized by, the Plan, any Plan Document, or by law in any manner their respective Boards of Directors or officers so choose, as long as such performance is not inconsistent with the intents and purposes of the Plan.

6.10.

Provisions Relating to the Notes.

(a)

On the Effective Date, the Debtors shall pay the Settlement Amount to the Indenture Trustee in satisfaction of the Allowed Class 3B Claims and in settlement of the Actions.  As soon as practicable after the Effective Date, the Indenture Trustee shall distribute such Cash in the following order of priority:  (1) in payment of all Indenture Trustee Charges, (2) to fund a reserve, if necessary, for payment of any future fees, expenses, or charges that the Indenture Trustee believes are reasonably necessary to administer its duties under the Indenture or the Plan (including in its capacity as distribution agent under the Plan), with any remaining amount of such reserve following the payment of all such future fees, expenses, or charges to be distributed pro rata to the Holders of Allowed Class 3B Claims, and (3) pro rata to Holders of Allowed Class 3B Claims.

(b)

On the Effective Date, the Notes shall be, as against the Debtor Parties, automatically canceled and deemed terminated, extinguished, and of no further force and effect without further act or action under any applicable agreement, law, regulation, order, or rule, and the holders thereof shall have no rights as against the Debtor Parties, and such Notes shall evidence no rights, as against the Debtor Parties, except the right to receive the distributions to be made to the Noteholders under this Plan.

(c)

The Indenture Trustee shall fix a record date that is within seven (7) days after the Effective Date and a payment date that is within fourteen (14) days after the record date.  Distributions shall be made by the Indenture Trustee to the Noteholders as of that payment date.

(d)

To the extent that a Noteholder has a physical Note, no such Noteholder shall be entitled to any distribution under the Plan unless and until such Noteholder has first physically surrendered or caused to be surrendered (in the manner set forth below in this Plan subsection) to the Indenture Trustee the original Notes held by it or, in the event that such original Notes have been lost, destroyed, stolen, or mutilated, has first executed and delivered an affidavit of loss and indemnity with respect thereto in a form customarily utilized for such purposes that is reasonably satisfactory to the Indenture Trustee.  The Indenture Trustee shall, in turn, physically surrender or cause to be surrendered to the Debtors or the Reorganized Debtors any and all Notes surrendered to it in accordance with this paragraph and any and all other Notes held by it in connection with the Indenture.  Alternatively, if a Noteholder holds its Note in book-entry form, then such Noteholder shall comply with such procedures and provide such instructions as are necessary to surrender its Notes electronically.  As soon as practicable after such surrender of the applicable Notes or such delivery of an affidavit of loss and indemnity as provided in this Section 6.10(d), the Indenture Trustee shall make the distributions provided in the Plan with respect to the applicable Allowed Claim(s).

(e)

For the purpose of the distributions to the Holders of Allowed Notes Claims under the Plan, the Indenture Trustee shall be deemed to be the sole Holder of all such Claims.  The distribution on account of Allowed Notes Claims under the Plan (as set forth in Section 5.3 hereof) shall be made to the Indenture Trustee for further distribution to Noteholders pursuant to the terms and subject to the conditions of the Indenture and the Plan.  Upon the delivery of such distribution to the Indenture Trustee, the Debtors and the Reorganized Debtors shall be released of all liability with respect to their obligation to make such delivery or otherwise under the Notes.

(f)

On the Effective Date, pursuant to Bankruptcy Code § 1123(a)(5)(F), the Indenture shall terminate, and the obligations under the Notes and the Indenture shall, as against the Debtor Parties, be deemed indefeasibly terminated, canceled, and extinguished (all without any further action by any person or the Bankruptcy Court) and shall have no further legal effect as against the Debtor Parties other than as evidence of any right to receive distributions under the Plan; provided, however, that the Notes shall not be deemed canceled on the books and records of the Indenture Trustee, the applicable securities depositories, clearing systems, or broker, bank, or custodial participants in the clearing system, to the extent necessary to facilitate distributions to Noteholders.  Except as otherwise provided under the Plan, as of the Effective Date, the Indenture Trustee shall be relieved of any and all obligations under the Indenture; provided however, that the Indenture shall continue in effect solely for the purposes of (i) allowing the Indenture Trustee to make the distributions as provided for in the Plan and to perform any and all current and future administrative functions, (ii) consummating the settlement and dismissal of the Actions, and (iii) permitting the Indenture Trustee to maintain its right to a charging lien against any and all distributions payable to Noteholders.  Upon termination of the Indenture, the charging lien of the Indenture Trustee shall attach to any property distributable to the Noteholders under the Plan.

(g)

Any and all fees, charges, and expenses (including attorneys’ fees and expenses) incurred by the Indenture Trustee in the performance of any function associated with the Indenture or the Plan or otherwise during the period prior to and after the Petition Date, including in connection with any and all distributions provided for under the Plan to the Holders of Allowed Notes Claims will be satisfied from the Settlement Amount as provided in this Section 6.10.

(h)

In accordance with Bankruptcy Code § 1143, any Noteholder that fails to surrender the Note or deliver an affidavit of loss and indemnity as provided herein by 5:00 p.m. Eastern Time on the date that is two years from and after the later of the Effective Date or the applicable Allowance Date with respect to any Claims arising from or relating to such Note shall be deemed to have forfeited all rights and claims in respect of such Claims, and shall be forever barred from receiving any distributions under the Plan on account thereof.  In such cases, any property held for distribution by the Indenture Trustee on account of Allowed Claims based on such Note shall be distributed by the Indenture Trustee in accordance with the terms and provisions of the Indenture.

6.11.

Delivery of Distributions; Unclaimed Property; Undeliverable Distributions.

(a)

Except as provided in Sections 5.3 and 6.10 hereof, any distributions to Holders of Allowed Claims under this Plan shall be made:  (i) at the addresses set forth on the Schedules or on the respective Proofs of Claim filed by such Holders in the event that the addresses indicated thereon differ from those set forth on the Schedules; or (ii) at the addresses set forth in any written notices of address change delivered to the Debtors or the Reorganized Debtors (if after the Effective Date) after the date of any related Proof of Claim.

(b)

If the distribution to the Holder of any Allowed Claim is returned to the Reorganized Debtors as undeliverable, no further distribution shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder’s then current address.  The Reorganized Debtors shall retain any such undeliverable distributions.

(c)

Any Holder of an Allowed Claim who does not assert a claim for an undeliverable distribution by 5:00 p.m. Eastern Time on the date that is two years after the date by which such Holder was first entitled to such distribution shall no longer have any claim to, or interest in, such undeliverable distribution and shall be forever barred from receiving any distribution under the Plan.

(d)

Nothing contained in the Plan shall require the Debtors or the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

6.12.

Manner of Payments Under the Plan.  Any Cash distribution to be made by the Debtors or the Reorganized Debtors (as applicable) pursuant to the Plan may be made by wire transfer or by check on a United States bank selected by the Debtors or the Reorganized Debtors (as applicable); provided, however, that Cash distributions made to foreign Holders of Allowed Claims may be paid, at the option of the Debtors or the Reorganized Debtors (as applicable), in such funds and by such means as are necessary or customary in the particular foreign jurisdiction.

6.13.

Disputed Claims.

(a)

No distribution or payment shall be made on a Disputed Claim until such Disputed Claim becomes an Allowed Claim.  On the Distribution Date, the distributions reserved for the Holders of Disputed Claims in each Class under the Plan shall be deposited in interest-bearing reserve accounts segregated by, and maintained therein for the benefit of the Holders of Disputed Claims whose Claims are ultimately Allowed in, the respective Classes in which the Disputed Claims are classified (each reserve account a “Disputed Claims Reserve”); provided, however, that neither the Debtors nor the Reorganized Debtors shall be required to establish a Disputed Claims Reserve on account of Class 3B Claims.

(b)

Notwithstanding any other provisions of the Plan, the Reorganized Debtors shall deposit in each Disputed Claims Reserve a sufficient amount of Cash to be distributed on account of the face amount of Claims that are Disputed Claims in such Class as of the Distribution Date for such Class under the Plan.  For the purposes of this Section 6.13 of the Plan, the “face amount” of a Claim is (i) the amount set forth on the applicable Proof of Claim or such lower amount as may be determined by an order of the Bankruptcy Court in accordance with Section 6.13(c) of the Plan, unless the Claim is filed in an unliquidated amount; or (ii) if a Proof of Claim has been filed in an unliquidated amount, the amount determined in accordance with Section 6.13(c) of the Plan.

(c)

As to any Disputed Claim, the Bankruptcy Court shall, upon motion by the Debtors or the Reorganized Debtors (as applicable), estimate the maximum allowable amount of such Disputed Claim and the amount to be placed in the Disputed Claims Reserve on account of such Disputed Claim.  Pending the Bankruptcy Court’s ruling on any such estimation motion, the Debtors or the Reorganized Debtors (as applicable) shall only be required to place in the Disputed Claims Reserve account a sufficient amount of Cash to be distributed on account of the estimated maximum allowable amount of such Disputed Claim set forth in such motion.  Any Creditor whose Claim is so estimated by an order of the Bankruptcy Court shall not have any recourse to the Debtors or to the Reorganized Debtors, any Assets theretofore distributed on account of any Allowed Claim, or any other entity or property if the finally Allowed Claim of that Creditor exceeds that estimated maximum allowable amount.  Instead, such Creditor shall have recourse only to the undistributed assets (if any) in the applicable Disputed Claims Reserve for the Claim of that Creditor and (on a pro rata basis with other Creditors of the same Class who are similarly situated) to those portions (if any) of the Disputed Claims Reserve for other Disputed Claims of the same Class that exceed the ultimately allowed amount of such Claims.

(d)

If, as of the Effective Date, there exists any Disputed Administrative Claim or Disputed Tax Claim, or any Disputed Class 1 or 2 Claim, the Reorganized Debtors shall withhold in a separate reserve account the “face amount” (as calculated under Section 6.13(b)) of any such Disputed Claim until and to the extent such Claim is determined to be an Allowed Claim.  At such time as all or any portion of such Disputed Claim becomes an Allowed Claim, the distributions reserved for such Disputed Claim or such portion, plus any earnings thereon, shall be released from the appropriate Disputed Claims Reserve account and delivered to the Holder of such Allowed Claim in the manner as described in the Plan.  At such time as all or any portion of any Disputed Claim is determined not to be an Allowed Claim, the distribution reserved for such Disputed Claim or such portion, plus any earnings thereon, shall be released from the appropriate Disputed Claims Reserve account and returned to the Reorganized Debtors.

(e)

On the date, or as soon thereafter as is practicable, that any Disputed Class 3A Claim becomes an Allowed Claim, the distributions reserved for such Disputed Claim, plus any earnings thereon, shall be released and paid to the Holder of the Allowed Class 3A Claim in accordance with Section 5.2 of the Plan.  On the date, or as soon thereafter as is practicable, that any Disputed Class 3A Claim is determined by the Bankruptcy Court not to be an Allowed Claim, the distributions reserved for such Disputed Claim, plus any earnings thereon, shall be released and returned to the Reorganized Debtors.

(f)

After the Confirmation Date, the Debtors, and after the Effective Date, the Reorganized Debtors, shall have the authority to object to and litigate any Disputed Claims, and shall have the authority to settle, compromise, resolve, or withdraw any objection to Disputed Claims without the need for any Bankruptcy Court or other approval or any other or further notice.

6.14.

Direction to Parties.  From and after the Effective Date, the Reorganized Debtors may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act that is necessary for the consummation of the Plan, pursuant to Bankruptcy Code § 1142(b).

6.15.

Setoffs.  The Debtors shall, pursuant to Bankruptcy Code § 558, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, all claims, rights, and Causes of Action of any nature that the Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Debtors of any such claims, rights, and Causes of Action that either of the Debtors may possess against such Holder.

6.16.

Waiver of Avoidance Claims; Preservation of Other Causes of Action.

(a)

As of the Effective Date, all of the Debtors’ and the Estates’ Avoidance Claims shall be deemed to have been, and shall be, released and/or waived, and all Persons shall hereby be enjoined from instituting and presenting in the name of the Debtors, or otherwise, any or all proceedings in order to collect, assert, or enforce any such Avoidance Claim of any kind.

(b)

Except as otherwise set forth in the Plan (including Article IX and Section 6.16(a) hereof), in accordance with Bankruptcy Code § 1123(b), as of the Effective Date, the Reorganized Debtors shall retain all Causes of Action other than with respect to any Avoidance Claims, and shall have the power, subject to any applicable releases and/or waivers contained in the Plan, (i) to institute and present in the name of the Debtors, or otherwise, all proceedings that they may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to either of the Debtors’ Assets or to avoid any purported Lien and (ii) to defend and compromise any and all actions, suits, or proceedings in respect of such Assets.

6.17.

Allocation of Distributions.  All distributions paid to Holders of Claims in satisfaction thereof pursuant to this Plan shall be allocated first to the original principal amounts of such Claims (as determined for federal income tax purposes), and, second, to the portion of such Claims representing interest (as determined for federal income tax purposes), and any excess thereafter shall be allocated to the remaining portion of such Claims, provided, however, that distributions made to the Holders of Allowed Notes Claims shall be allocated in accordance with the terms of the Indenture.

6.18.

Distribution Limitations.  Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made on account of any Claim, or part thereof, (i) that is not an Allowed Claim or (ii) that has been avoided or is subject to any objection.  The sum total of the value of the distributions to be made on the Distribution Date to all Claims in a particular Class (if any) shall not exceed the aggregate amount of the Allowed Claims in such Class (if any), and the distribution to be made to each individual Holder of an Allowed Claim shall not exceed the amount of such Holder’s Allowed Claim.

6.19.

Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims.  Distributions under the Plan to each Holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but will be reduced to the extent that such Allowed Insured Claim is satisfied from proceeds payable to the Holder thereof under any pertinent insurance policies and applicable law.  Nothing in this Section 6.19 will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities that any entity may hold against any other entity, including the Debtors’ insurance carriers.

ARTICLE VII

EXECUTORY CONTRACTS

7.1.

Assumption and Assignment of Executory Contracts.  As of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts set forth on Exhibit E to the Disclosure Statement, will be deemed assumed by the applicable Debtors and, to the extent set forth in the Asset Purchase Agreement and on Schedule E to the Disclosure Statement, assigned to the Purchaser in accordance with the provisions and requirements of Bankruptcy Code §§ 365 and 1123, except those Executory Contracts that (i) have been rejected by order of the Bankruptcy Court or (ii) are the subject of a motion to reject pending on the Confirmation Date.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions or assumptions and assignments pursuant to Bankruptcy Code §§ 365(a) and 1123.

7.2.

Cure of Defaults of Assumed Executory Contracts.  Any monetary amounts by which each Executory Contract to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Bankruptcy Code § 365(b)(1) of the Bankruptcy Code, by payment of the default amount in cash by the latest of (i) the Effective Date and (ii) in the event of a dispute regarding the default amount, within 10 days of the entry of a Final Order of the Bankruptcy Court establishing such default amount, or on such other terms as the parties to such Executory Contract may otherwise agree.  Notwithstanding the foregoing, in the event of a dispute regarding:  (1) the amount of any cure payments or satisfactions of the cure requirements set forth in Bankruptcy Code § 365(b)(1) with respect to failure to perform under an unexpired real property lease, (2) the ability of the Debtor or the Purchaser, as applicable, to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code § 365) under the Executory Contracts to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code § 365(b)(1) shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

7.3.

Insurance Policies.  All insurance policies of the Debtors providing coverage to the Debtors and/or the Debtors’ directors, officers, stockholders, members, agents, employees, representatives, and others for conduct in connection in any way with the Debtors, their assets, liabilities, and/or operations, to the extent such policies are Executory Contracts, shall be deemed assumed by the applicable Debtors as of the Confirmation Date, subject to the occurrence of the Effective Date.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to Bankruptcy Code §§ 365 and 1123 or otherwise, subject to the occurrence of the Effective Date.  Whether such insurance policies are Executory Contracts or not, if they have not done so already, on or prior to the Effective Date, the Debtors shall cure any defaults (if any) under such insurance policies.  Without in any way limiting the generality of the foregoing, on the Effective Date the Debtors shall purchase “tail” coverage with respect to any such policies for the individuals listed above for a period of not less than six years from the Effective Date, which coverage for such individuals shall be at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan, all at a cost and expense of administering these Cases and preserving the Debtors’ estates.

Notwithstanding anything provided herein to the contrary, the Plan shall not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against either of the Debtors or any other Person.

7.4.

[RESERVED]

7.5.

Executory Contracts Entered Into After the Petition Date.  Executory Contracts entered into after the Petition Date by either Debtor, will be performed by the Debtor or the Reorganized Debtor liable thereunder in accordance with the terms and subject to the conditions of such Executory Contract(s) in the ordinary course of its business.  Accordingly, such Executory Contracts (including any Executory Contracts assumed pursuant to Bankruptcy Code § 365) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

8.1.

Conditions to Confirmation.  Confirmation of the Plan shall not occur unless and until the following conditions have been (i) satisfied or (ii) modified pursuant to Section 8.3 of the Plan:  (a) the Bankruptcy Court shall have entered an order approving the Disclosure Statement as containing adequate information pursuant to Bankruptcy Code § 1125, and such order shall not have been reversed, stayed, amended, or modified in any manner adverse to the Debtors or their Estates, and (b) the Confirmation Order shall be acceptable, in form and substance, to the Debtors and the Indenture Trustee.

8.2.

Conditions to Effectiveness.  Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date shall not occur, and the Plan shall not be binding on any Person, unless and until each of the following conditions has been (a) satisfied or (b) waived or modified pursuant to Section 8.3 of the Plan:

(a)

The Confirmation Order (i) shall have been entered on the docket by the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtors and the Indenture Trustee and (ii) shall not have been reversed, stayed, amended, or modified in any manner adverse to the Debtors, their Estates, the Indenture Trustee, or the Noteholders;

(b)

The Plan Documents and all other documents provided for under, and reasonably necessary to effectuate the terms of, and actions contemplated under, the Plan (including the Asset Purchase Agreement, the Global Claims Release and Insurer Settlement Agreement, and the AFR Contribution Agreement), shall be in form and substance acceptable to the Debtors and shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived in writing by the parties benefited by such documents;

(c)

All authorizations, consents, and regulatory approvals required (if any) in connection with the effectiveness of this Plan shall have been obtained;

(d)

The Asset Sale shall have been consummated;

(e)

The Debtors shall have obtained the Additional Funding;

(f)

The distribution of Cash provided for under Section 5.3 hereof on account of the Allowed Notes Claims shall be made to the Indenture Trustee for further distribution to the Holders of Allowed Notes Claims; and

(g)

The Indenture Trustee shall have delivered to the Escrow Agent the papers required to be delivered pursuant to Section 6.4 hereof.

(h)

The MBIA Debt has been satisfied in full in accordance with its terms.

(i)

The Preferred LLC Interest, any and all options, warrants, or other rights to acquire any Preferred LLC Interest, and any and all other interests of IFG in AFR shall have been cancelled and shall be deemed terminated and of no force and effect.

If the Effective Date (a) does not occur for any reason within one hundred and eighty (180) days following the entry of the Confirmation Order or (b) if on or before one hundred and eighty (180) days following the entry of the Confirmation Order, either (i) the Debtors and the Indenture Trustee agree or (ii) the Bankruptcy Court determines in an order, that one or more of the conditions to effectiveness set forth in Section 8.2 hereof will not be satisfied within such one hundred and eighty (180) day period, then the Plan and the Confirmation Order shall immediately, upon such applicable date, be deemed null and void and, in such event, nothing contained herein or therein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings (whether or not such proceedings involve either of the Debtors).  If the Confirmation Order is vacated or revoked, the Plan shall be null and void ab initio in all respects, and, without limiting the generality of the foregoing, nothing contained in the Plan or the Disclosure Statement shall:  (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors or other parties-in-interest; or (3) constitute an admission, acknowledgement, offer, or undertaking by the Debtors in any respect.

8.3.

Waiver or Modification of Conditions.  The Debtors may, but shall have no obligation, to waive or modify in writing, at any time, any of the conditions set forth in this Plan Article VIII, except for those set forth in Sections 8.2(a), (d)-(h) hereof, without notice, without leave of or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.

ARTICLE IX

TITLE TO PROPERTY AND RELEASES

9.1.

Vesting of Property.  Except as otherwise provided in the Plan, the Plan Documents, or the Confirmation Order, upon the Effective Date, but retroactive to the Confirmation Date, (a) the Reorganized Debtors shall continue to exist as separate corporate entities (except in the case of any Dissolved Entity, which shall continue to exist as a separate corporate entity only until the effective date of the dissolution thereof in accordance with the provisions of applicable state corporate law) with all the powers of limited liability companies or corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all Assets of the respective Debtors, wherever situated, shall vest in the applicable Reorganized Debtor, subject to the provisions of the Asset Purchase Agreement, any other Plan Document, the Plan, and the Confirmation Order.  After the Effective Date, but retroactive to the Confirmation Date, all property retained by the Reorganized Debtors pursuant hereto shall be free and clear of all Claims, debts, Liens, security interests, obligations, encumbrances, and interests of Creditors and Interest Holders of the Debtors and all other Persons, except for the obligation to perform according to the Plan and the Confirmation Order, and except for the respective claims, debts, Liens, security interests, encumbrances, and interests of those Holders of Allowed Class 2 Claims whose Secured Claims the applicable Debtor satisfies in a manner provided for under Section 4.3 hereof.

9.2.

Non-Discharge and Injunction.  Pursuant to Bankruptcy Code § 1141(d)(3), the Confirmation Order shall not discharge any Claims against the Debtors.  However, no Creditor or Interest Holder of the Debtors nor any other Person may receive any payment from the Debtors, the Estates, the Reorganized Debtors, or the Assets, or seek recourse against, the Debtors, the Estates, the Reorganized Debtors, or any of the Assets that are to be distributed under the terms of the Plan, except for those distributions expressly provided for under the Plan.  All Persons are precluded from asserting, against any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, Causes of Action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, other than as expressly provided for in the Plan or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code § 501; (b) a Claim based upon such debt is allowed under Bankruptcy Code § 502; or (c) the Holder of a Claim based upon such debt has accepted the Plan.  Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Debtors, the Estates, the Reorganized Debtors, their successors, or the Assets, any of the following actions on account of such Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of the property to be distributed under the terms of the Plan, other than as permitted under subclause (a) above; (c) creating, perfecting, or enforcing any Lien or encumbrance against any property to be distributed under the terms of the Plan; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors or the Reorganized Debtors, the Assets or any other property of the Debtors or the Reorganized Debtors, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

9.3.

Post-Consummation Effect of Evidences of Claims.  Except as otherwise expressly set forth in this Plan (including Section 4.5), any and all Notes and/or other evidences of Claims against either of the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan, if any, and shall, with respect to the Debtor Parties, otherwise be cancelled and of no force and effect as of the Effective Date.

9.4.

Term of Injunctions or Stays.  Unless otherwise provided, all injunctions or stays provided for in these Cases pursuant to Bankruptcy Code § 105, § 362, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.

9.5.

Releases by the Indenture Trustee.

(a)

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions (including certain monetary contributions), compromises, and efforts of the Defendants and the Defendant Related Parties pursuant to and in connection with the Plan, the Indenture Trustee shall forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, against (i) the Defendants, (ii) the Defendant Related Parties, (iii) and/or the Estates to the fullest extent permitted by applicable law, as such law may be extended or interpreted subsequent to the Effective Date.  To the extent the Indenture Trustee receives or becomes entitled to receive any consideration on account of any claim released pursuant to this Section 9.5(a) from any of the Defendants or the Defendant Related Parties, whether brought by one or more of the Indenture Trustee, the Noteholders, or any other party, it shall be deemed to have assigned all of its right, title, and interest in and to such recovery under the Indenture and/or on behalf of the Noteholders to the Defendants and the Defendant Related Parties against whom such consideration is recovered.  Nothing in this Section 9.5(a) shall be deemed to assert or imply any admission of liability on the part of any of the Defendants or the Defendant Related Parties.

(b)

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions, compromises, and efforts of the Defendant Related Finance Parties pursuant to and in connection with the Plan, the Indenture Trustee shall forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for, or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, arising from, concerning in any manner, or affecting the Indenture, the Notes or any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity, or any transaction between or among any of the Defendant Released Parties, against any of the Defendant Related Finance Parties to the fullest extent permitted by applicable law, as such law may be extended or interpreted subsequent to the

Effective Date.  To the extent that the Indenture Trustee receives or becomes entitled to receive any consideration on account of any claim released pursuant to this Section 9.5(b) from any of the Defendant Related Finance Parties, whether brought by one or more of the Indenture Trustee, the Noteholders, or any other party, the Indenture Trustee shall be deemed to have assigned all of its right, title, and interest in and to such recovery under the Indenture and/or on behalf of the Noteholders to the Defendant Related Finance Parties against whom such consideration is recovered.  Nothing in this Section 9.5(b) shall be deemed to assert or imply any admission of liability on the part of any of the Defendant Related Finance Parties.

9.6.

Releases by the Noteholders.

(a)

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions (including certain monetary contributions), compromises, and efforts of the Defendants and the Defendant Related Parties pursuant to and in connection with the Plan, each Noteholder shall forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, related to, arising from, or concerning in any manner the Indenture, the Notes and any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, against the Defendants, the Defendant Related Parties, and/or the Estates, including the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity, any sale of securities of the Debtors, or any transaction between or among any of the Defendant Released Parties.  To the extent that any Noteholder receives or becomes entitled to receive any consideration on account of any claim released pursuant to this Section 9.6(a) from any of the Defendants or the Defendant Related Parties, whether brought by one or more Noteholder or by any other party, such Noteholder shall be deemed to have assigned all of its right, title, and interest in and to such recovery to the Defendants and the Defendant Related Parties against whom such consideration is recovered.  Nothing in Section 9.6(a) shall be deemed to assert or imply any admission of liability on the part of any of the Defendants or the Defendant Related Parties.

(b)

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions, compromises, and efforts of the Defendant Related Finance Parties pursuant to and in connection with the Plan, each Noteholder shall forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, related to, arising from, or concerning in any manner the Indenture, the Notes and any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, against the Defendant Related Finance Parties, including the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity, any sale of securities of the Debtors, or any transaction between or among any of the Defendant Released Parties.  To the extent that any Noteholder receives or becomes entitled to receive any consideration on account of any claim released pursuant to this Section 9.6(b) from any of the Defendant Related Finance Parties, whether brought by one or more of the Noteholders or by any other party, such Noteholder shall be deemed to have assigned all of its right, title, and interest in and to such recovery to the Defendant Related Finance Parties against whom such consideration is recovered.  Nothing in this Section 9.6(b) shall be deemed to assert or imply any admission of liability on the part of any of the Defendant Related Finance Parties.

(c)

On the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions (including certain monetary contributions), compromises, and efforts of the Defendants and the Defendant Related Parties pursuant to and in connection with the Plan, each Noteholder shall be deemed to have (i) consented to the immediate dismissal, with prejudice, of the Actions (with or without approval by the Chancery Court), (ii) consented to the actions to be taken by the Indenture Trustee pursuant to Sections 6.4 and 6.10 of the Plan, and (iii) waived any right to notice under Rule 23.1 of the Delaware Rules of Chancery Court and any other applicable law.

9.7.

Release by Certain Defendant Released Parties.

(a)

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors, the Reorganized Debtors, and the Defendant Related Parties under the Plan and the contributions and/or efforts (including certain monetary contributions and forbearance granted) of the Defendant Released Parties, Released Indenture Trustee Parties, and Released Noteholder Parties pursuant to and in connection with the Plan, the Defendant Released Parties, other than the Outside Director Related Parties and the Defendant Related Finance Parties, shall forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, including with respect to the Related Action, against any of (i) the Released Indenture Trustee Parties, (ii) the Released Noteholder Parties, or (iii) the Defendant Released Parties, other than the Outside Director Related Parties and Defendant Related Finance Parties (including, with respect to those Defendant Released Parties, the right to contribution or indemnification).  To the extent that any of the Debtors or the Defendant Related Parties receive or become entitled to receive any consideration on account of any claim released pursuant to this Section 9.7(a) from any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties, whether brought by one or more of the Debtors or the Defendant Related Parties or by any other party, such Debtors or Defendant Related Parties shall be deemed to have assigned all of their right, title, and interest in and to such recovery to the Released Indenture Trustee Parties, the Released Noteholder Parties, and the Defendant Released Parties, as the case may be, against whom such consideration is recovered.  Nothing in this Section 9.7(a) shall be deemed to assert or imply any admission of liability on the part of any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties.

(b)

As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions and/or efforts (including certain forbearance granted) of the Outside Director Related Parties and the Defendant Related Finance Parties pursuant to and in connection with the Plan, the Defendant Released Parties, other than the Outside Director Related Parties and the Defendant Related Finance Parties, shall forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, arising from, concerning in any manner, or affecting the Indenture, the Notes or any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, or any transaction between or among any of the Defendant Released Parties arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, including with respect to the Related Action, against any of the Outside Director Related Parties or the Defendant Related Finance Parties (including the right to contribution or indemnification).  To the extent that any of the Debtors or the Defendant Related Parties receive or become entitled to receive any consideration on account of any claim released pursuant to this Section 9.7(b) from any of the Outside Director Related Parties or the Defendant Related Finance Parties, whether brought by one or more of the Debtors or the Defendant Related Parties or by any other party, such Debtors or Defendant Related Parties shall be deemed to have assigned all of their right, title, and interest in and to such recovery to the Outside Director Related Parties or the Defendant Related Finance Parties, as the case may be, against whom such consideration is recovered.  Nothing in this Section 9.7(b) shall be deemed to assert or imply any admission of liability on the part of any of the Outside Director Related Parties or the Defendant Related Finance Parties.

9.8.

Release by the Outside Director Related Parties.  As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions and/or efforts (including certain monetary contributions and forbearance granted) of the Defendant Released Parties, Released Indenture Trustee Parties, and Released Noteholder Parties pursuant to and in connection with the Plan, the Outside Director Related Parties shall forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’ rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, arising from, concerning in any manner, or affecting the Indenture, the Notes or any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, or any transaction between or among any of the Defendant Released Parties arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, including with respect to the Related Action, against any of (i) the Released Indenture Trustee Parties, (ii) the Released Noteholder Parties, or (iii) the Defendant Released Parties (including the right to contribution or indemnification).  To the extent that any of the Outside Director Related Parties receive or become entitled to receive any consideration on account of any claim released pursuant to this Section 9.8 from any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties, whether brought by one or more of the Outside Director Related Parties or by any other party, such Outside Director Related Parties shall be deemed to have assigned all of their right, title, and interest in and to such recovery to the Released Indenture Trustee Parties, the Released Noteholder Parties, and the Defendant Released Parties, as the case may be, against whom such consideration is recovered.  Nothing in this Section 9.8 shall be deemed to assert or imply any admission of liability on the part of any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties.

9.9.

Release by the Defendant Related Finance Parties.  As of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the contributions and/or efforts (including certain monetary contributions and forbearance granted) of the Defendant Released Parties, Released Indenture Trustee Parties, and Released Noteholder Parties pursuant to and in connection with the Plan, the Defendant Related Finance Parties shall forever and completely release and absolutely and forever discharge any and all claims, controversies, agreements, contracts, costs, damages, judgments, manners of action, causes of action, actions, demands, or suits of any kind or nature, whether known or unknown (including under fraudulent conveyance or transfer, avoidance, preference, or other laws relating to creditors’

rights generally, with respect to violations of federal or state securities laws, or based upon any act or omission related to past service with, for or on behalf of the Debtors, or upon any breach of fiduciary obligations), and whether direct, derivative, or otherwise arising on or prior to the Effective Date, arising from, concerning in any manner, or affecting the Indenture, the Notes or any interests therein or rights thereunder, the obligations evidenced by the Notes or related in any manner to the allegations, facts, events, transactions, statements, representations, misrepresentations, or omissions involved, set forth, or otherwise related to the Action, the allegations contained in any complaint filed, sought to be filed, or that could have been filed at any time in the Action, any action that could have been brought before the Chancery Court or any other court of law or equity arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, or any transaction between or among any of the Defendant Released Parties arising from, concerning in any manner, or affecting the Indenture, the Notes, or any interests therein or rights thereunder, including with respect to the Related Action, against any of (i) the Released Indenture Trustee Parties, (ii) the Released Noteholder Parties, or (iii) the Defendant Released Parties (including the right to contribution or indemnification); provided, however, that in no event shall the provisions of this Section 9.9 release any party or other entity granted a release pursuant to this Section 9.9 from any obligations under the Yakima Indenture or the Transaction Documents (as defined in the Yakima Indenture), including any obligations that by their terms survive the satisfaction and discharge thereof.  To the extent that any of the Defendant Related Finance Parties receive or become entitled to receive any consideration on account of any claim released pursuant to this Section 9.9 from any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties, whether brought by one or more of the Defendant Related Finance Parties or by any other party, such Defendant Related Finance Parties shall be deemed to have assigned all of their right, title, and interest in and to such recovery to the Released Indenture Trustee Parties, the Released Noteholder Parties, and the Defendant Released Parties, as the case may be, against whom such consideration is recovered.  Nothing in this Section 9.9 shall be deemed to assert or imply any admission of liability on the part of any of the Released Indenture Trustee Parties, the Released Noteholder Parties, or the Defendant Released Parties.

9.10.

Injunction Related to Releases.  The Confirmation Order will permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to the Plan (including the releases set forth in this Article IX).

9.11.

Exculpation.  No party granted a release pursuant to this Article IX shall have or incur, and each such party hereby is exculpated from, any liability to any Person for any act taken or not taken or any omission in connection with, arising from or relating to these Cases (and the commencement thereof); the Disclosure Statement, the Plan, the Asset Purchase Agreement, or the formulation, negotiation, preparation, dissemination, implementation, or administration of any of the foregoing documents; the solicitation of votes in connection with confirmation of this Plan; the Plan Documents; the confirmation and/or consummation of this Plan; any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan; any other act taken or omitted to be taken in connection with, or in contemplation of, any of the restructuring or other transactions contemplated by this Plan; and the property to be distributed or otherwise transferred under this Plan; provided, however, that the provisions of this

Section 9.11 shall not exculpate or release any party granted a release pursuant to this Article IX from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted willful misconduct or gross negligence; provided further, however, that nothing in this Section 9.11 shall exculpate or release any party granting releases from its obligations arising under confidentiality agreements and common interest agreements or arising under the Plan.  Each party granting releases shall be entitled reasonably to rely upon the advice of counsel with respect to its duties and responsibilities under this Plan, and shall be fully protected in acting or refraining from acting in accordance with such advice.

9.12.

No Limitation on Objection to Claims.  Notwithstanding any provision of the Plan to the contrary, the releases provided for in the Plan shall not be construed as, or operate as a release of or limitation on, objections to Claims.

ARTICLE X

MODIFICATION AND RESERVATION OF RIGHTS IN THE
EVENT OF NONACCEPTANCE OF THE PLAN

The Debtors hereby reserve the right to request that the Bankruptcy Court confirm the Plan over the objection of any impaired Class in accordance with the applicable provisions of Bankruptcy Code § 1129(b).  In the event that any impaired Class or Classes of Allowed Claims does not accept the Plan, upon the written request of the Debtors filed with the Bankruptcy Court, the Plan shall be modified, revised, and amended to provide such treatment as set forth in such request so long as such modified, revised, or amended treatment is not materially adverse to the Holders of Allowed Note Claims (except as may be otherwise agreed to by the Indenture Trustee on behalf of the Noteholders), to ensure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, to provide the treatment necessary to meet the requirements of Bankruptcy Code § 1129(a) and (b) with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by the modifications caused by this Article.

If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void, and the Debtors, the Indenture Trustee, the Noteholders, and other parties-in-interest shall no longer be bound by the Plan.  In such event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by the Debtors, the Indenture Trustee, the Noteholders, or any other party-in-interest or act to prejudice in any manner the rights of such parties in any other proceedings.

ARTICLE XI

RETENTION OF JURISDICTION

11.1.

Claims and Actions.  Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over these Cases as is legally permissible, including such jurisdiction as is necessary to ensure that the intents and purposes of the Plan are carried out.  The Bankruptcy Court shall also expressly retain jurisdiction:  (a) to hear and determine all Claims against either of the Debtors; and (b) to enforce all Causes of Action that may exist on behalf of either of the Debtors that are not otherwise waived or released under the Plan.

11.2.

Retention of Additional Jurisdiction.  Following the Effective Date, the Bankruptcy Court shall also retain jurisdiction for the purpose of classification of Claims and Interests, the re-examination of Claims that have been allowed, and the dispositions of such objections as may be filed to any Claims, including Bankruptcy Code § 502(c) proceedings for estimation of Claims.  The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:

(a)

to decide all questions and disputes regarding title to the respective Assets of the Debtors, all Causes of Action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between either of the Debtors and any other party, including any right to recover assets pursuant to the provisions of the Bankruptcy Code;

(b)

to modify the Plan after the Effective Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

(c)

to enforce and interpret the terms and conditions of the Plan and the Asset Purchase Agreement, the Global Claims Release and Insurer Settlement Agreement, the AFR Contribution Agreement, and the Settlement Agreement;

(d)

to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

(e)

to enter an order closing these Cases;

(f)

to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, the Asset Purchase Agreement, any other Plan Document, or the Confirmation Order as may be necessary to implement the intents and purposes of the Plan;

(g)

to decide any and all objections to the allowance of Claims or purported Liens;

(h)

in the event a non-Debtor party to an Executory Contract to be assumed does not receive actual notice of the proposed default amount, to hear and decide any such dispute regarding such amount;

(i)

to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

(j)

to determine any applications or motions pending on the Effective Date for the assumption and/or assignment or rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims and/or disputes arising therefrom;

(k)

to determine any and all applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

(l)

to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court;

(m)

to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan, any Plan Document, or the Asset Sale;

(n)

to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against either of the Debtors arising under or in connection with the Plan, any Plan Document, or the Asset Sale;

(o)

to issue such orders in aid of execution of the Plan as may be authorized by Bankruptcy Code § 1142;

(p)

to protect any Person against any Claims or Interests released pursuant to Article IX of the Plan;

(q)

as otherwise set forth in the Asset Purchase Agreement, the Global Claims Release and Insurer Settlement Agreement, the AFR Contribution Agreement, and the Settlement Agreement; and

(r)

to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.

11.3.

Failure of Bankruptcy Court to Exercise Jurisdiction.  If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of these Cases, including the matters set forth in this Article XI, this Article XI  shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1.

Governing Law.  Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of the Plan Documents and any other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

12.2.

Revocation or Withdrawal of the Plan.  The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors so revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, or (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving either of the Debtors.

12.3.

Successors and Assigns.  The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.

12.4.

Time.  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply, and, among other things, the day of the act, event, or default from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk’s office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.  When the period of time prescribed or allowed is less than eight calendar days, intermediate days that are not Business Days shall be excluded in the computation.

12.5.

Modification of the Plan.  The Debtors reserve the right to alter, amend, or modify the Plan prior to or after the entry of the Confirmation Order, in accordance with Bankruptcy Code § 1127 and/or Bankruptcy Rule 3019 so long as such alteration, amendment, or modification is not materially adverse to the treatment, claims, rights, or interests of the Noteholders and the Indenture Trustee (except as may be otherwise agreed to by the Indenture Trustee on behalf of the Noteholders) or the Debtor Related Finance Parties (except as may be otherwise agreed to by MBIA and DZ Bank on behalf of the Debtor Related Finance Parties).

12.6.

No Penalty or Late Charges.  Except as expressly stated in the Plan, or allowed by a Final Order of the Bankruptcy Court, no penalty or late charge is to be allowed on any Claim subsequent to the Petition Date.

12.7.

Administrative Claims Bar Date.  The Holder of an Administrative Claim (except for an Administrative Claim based upon Professional Fees, the allowance and timing for filing of applications for Professional Fees being governed by Section 12.8 of this Plan) arising prior to the Effective Date (other than for goods or non-professional services provided to the Debtors during these Cases in the ordinary course of the Debtors’ business) must file a request for payment on or before 30 days after the Effective Date for such Administrative Claim to be eligible to be considered an Allowed Claim.

12.8.

Professional Fees.  No Professional Fees shall be paid except as specified herein or as allowed by an order of the Bankruptcy Court.  All final applications for Professional Fees shall be filed with the Bankruptcy Court not later than sixty (60) days after the Effective Date.  Without limiting the foregoing, each Reorganized Debtor will pay the amount it incurs after the Effective Date with respect to the reasonable fees, disbursements, expenses, or related support services of any Professional, as applicable (including the reasonable fees and expenses a Professional may incur following the Effective Date relating to its preparation and prosecution of an application for payment of Professional Fees), without application to, or order of, the Bankruptcy Court.

12.9.

Deadline for Objections to Claims.  Unless an earlier time is set by an order of the Bankruptcy Court, all objections to Claims must be filed by the Claims Objection Deadline; provided, however, that no such objections may be filed against any Claim after the Bankruptcy Court has determined by entry of a Final Order that such Claim is an Allowed Claim.

12.10.

Amounts of Claims.  All references to Claims and amounts of Claims refer to the amount of the Claim allowed by Final Order of the Bankruptcy Court or by the Plan; provided, however, that Claims that have been objected to and that have not been allowed or disallowed prior to the day set for return of Ballots shall be voted and counted, if at all, at the amount, if any, as estimated by the Bankruptcy Court.  The Debtors and other interested parties reserve the right, both before and after Confirmation, to object to Claims so as to have the Bankruptcy Court determine or estimate the Allowed amount of such Claim under the Plan.

12.11.

Deletion of Certain Classes.  Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 shall be deemed deleted from the Plan for all purposes.

12.12.

Applicability of Bankruptcy Code § 1125.  The protection afforded by Bankruptcy Code § 1125(e) with regard to the solicitation of acceptances or rejections of the Plan shall apply to the fullest extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtors and their respective officers, directors, partners, employees, members, agents, attorneys, accountants, financial advisors, investment bankers, dealer-managers, placement agents, and other professionals have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Bankruptcy Code § 1125(e), and therefore, are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.

12.13.

Bankruptcy Code § 1146(c) Exemption.  Pursuant to Bankruptcy Code § 1146(c), the issuance, transfer, or exchange of any security under the Plan; the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan; and the revesting, transfer, assignment, or sale of any real or personal property of any of the Debtors pursuant to, in implementation of, or as contemplated by the Plan or the Asset Purchase Agreement shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.

12.14.

Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under Bankruptcy Code §§ 1101 and 1127(b).

12.15.

Rules of Interpretation.

(a)

For purposes of the Plan:  (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such from or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv) unless otherwise specified, all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan; (v) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings and references to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vii) the terms “including,” “including, but not limited to,” and “including, without limitation,” shall be deemed interchangeable and given the same interpretation; and (viii) the rules of construction set forth in Bankruptcy Code § 102 shall apply.

(b)

This Plan is the product of extensive discussions and negotiations between and among the Debtors, the other Defendants, the Indenture Trustee, certain Noteholders, the parties providing the Additional Funding, and the Purchaser.  Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, the Plan Documents, and other documents ancillary thereto.  Accordingly, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any of the Plan Documents.

12.16.

Severability.  Except as to terms which, if unenforceable, would frustrate the overall purposes of this Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

12.17.

Implementation.  The Debtors, the other Defendants, and the Indenture Trustee shall take all steps and execute all documents, including appropriate releases and certificates, reasonably necessary or appropriate to effectuate the provisions contained in this Plan.

12.18.

Inconsistency.  In the event of any inconsistency between the Plan and the Disclosure Statement, the provisions of the Plan shall govern; in the event of any inconsistency between the Plan and any Plan Document, the provisions of such Plan Document shall govern (except to the extent of any such inconsistencies that are adverse to the Debtors or the Reorganized Debtors, in which case the Plan shall govern); provided, however, that in the event of any inconsistency among the Confirmation Order, the Plan, and a Plan Document, the Confirmation Order shall govern.

12.19.

Service of Documents.  Any pleading, notice or other document required by the Plan to be served on or delivered to the following parties shall be sent by first class U.S. mail, postage prepaid to:

The Debtors and the Reorganized Debtors:

Inland Fiber Group, LLC

660 Madison Avenue

Suite 1400

New York, New York  10021

Attn:

Thomas C. Ludlow

with copies to:

Dechert LLP

30 Rockefeller Plaza

New York, New York  10112

Attn:

Glenn E. Siegel, Esq.

David C. McGrail, Esq.

--and--

Ashby & Geddes, P.A.

222 Delaware Avenue

Wilmington, Delaware  19899

Attn:

William P. Bowden, Esq.

Don A. Beskrone, Esq.

Counsel to the Indenture Trustee:

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota  55402-3901

Attn:

Michael Fisco, Esq.

12.20.

Compromise of Controversies.  Pursuant to Bankruptcy Rule 9019, and in consideration of the classification, distribution, and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan (including, without limitation, as set forth in Article IX hereof).  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the compromises or settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute the Bankruptcy Court’s determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Person holding Claims against or Interests in either of the Debtors.

12.21.

No Admissions.  Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by an Person with respect to any matter set forth herein.

12.22.

Filing of Additional Documents.  On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary and appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.23.

Dissolution of any Committee Appointed.  On the Effective Date, any Committee that has been appointed in these Cases shall be deemed dissolved and the members of any such Committee(s) shall be released and discharged from all rights and duties arising from or related to these Cases.  Unless otherwise agreed by the Reorganized Debtors, neither the members of any Creditors Committee nor the professionals retained by any such Creditors Committee shall be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for reasonable charges for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses incurred as of the Effective Date and approved by the Bankruptcy Court.

12.24.

Further Actions.  The Debtor Parties, the Indenture Trustee, the Noteholders, the parties providing the Additional Funding, and the Purchaser shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, certificates, releases, and other agreements and to take such other action as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, any Plan Document, and the transactions contemplated herein and therein.

Dated:  August 18, 2006

INLAND FIBER GROUP, LLC

Debtor and Debtor-in-Possession

      By:

___________________________________

Thomas C. Ludlow

Vice President and Treasurer

FIBER FINANCE CORP.

Debtor and Debtor-in-Possession

      By:

___________________________________

Thomas C. Ludlow

Vice President and Chief Financial Officer

EXHIBIT 1

ASSET PURCHASE AGREEMENT

EXHIBIT 2

GLOBAL CLAIMS RELEASE AND INSURER SETTLEMENT AGREEMENT

EXHIBIT 3

AFR CONTRIBUTION AGREEMENT

EXHIBIT 4

SETTLEMENT AGREEMENT